PROMISSORY NOTE

$322,500.00                                                 DATED: March 1, 1999

PRINCIPAL AND INTEREST. For value received, SURF CITY ACQUISITION CORPORATION II, an Arizona corporation (hereinafter "Maker"), promises to pay to Robert E. Petersen & Margret M. Petersen, Trustees of the R.E. & M. Petersen Living Trust dated 1/17/83 (hereinafter "Holder"), or to its order, at its principal office located at 6420 Wilshire Boulevard, 20th Floor, Los Angeles, California 90048, or such other place as Holder may from time to time designate, in lawful money of the United States of America, the principal amount of THREE HUNDRED TWENTY-TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($322,500.00) together with interest from the date of the first advance until paid in full, at ten percent (10%) per annum. Notwithstanding any other term or condition hereof, in the event the Holder shall advance to Maker amounts in excess of the face amount hereof, any and all such advances shall be subject to and constitute indebtedness under and subject to the terms and conditions of this Agreement. Interest shall be calculated on the basis of a 360-day year by using the applicable rate divided by 360 and multiplying the result by the actual number of days elapsed.

PAYMENTS. MAKER shall pay principal and interest as follows:

     (1) Commencing on the first day of April, 1999, and continuing on the same day of each month thereafter, Maker shall make consecutive monthly installments of $14,881.74.

     (2) Any installment not made within ten (10) days of the date it is due shall, in addition to interest applicable thereto, to the extent permitted by applicable law be subject to a late charge equal to five percent (5%) of the amount of the delinquent installment. All payments received shall be applied first to any late charges, to accrued interest, and the balance, if any, to the reduction of principal. Any payments due hereunder shall be made in lawful money of the United States of America.

DEFAULT. This Note shall be in default if: (a) Maker fails to pay any amount when due as herein set forth or (b) Maker or either Kevin A. Blackwell or David A Guarino becomes insolvent or voluntarily or involuntarily becomes subject to any proceeding under the Bankruptcy Code.

REMEDIES. In the event of any default, Holder may, at its option, declare the entire unpaid principal balance, together with accrued interest and other charges, to be immediately due and payable. Holder's remedies shall be cumulative with any and all other remedies available to it at law or-in equity. Maker waives any right to presentment, notice, dishonor, notice of dishonor, or demand. Holder may delay enforcing any of its rights under this Note without losing or waiving them. Holder's wavier of any default shall not constitute a wavier of any subsequent default.

COLLECTION COSTS. In the event of a default under the terms of this Note, Maker agrees to pay all collection costs, including but not limited to attorneys' fees and court costs, incurred by Holder, whether before, during or subsequent to any bankruptcy proceedings, litigation, or appeal.

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INTEREST LIMITATION.  Notwithstanding any provision herein to the contrary,  the maximum interest which may be charged, taken or collected under this Note shall not exceed the maximum rate which is held to be applicable to this Note by a Court of Competent Jurisdiction.

ENTIRE AGREEMENT. This Note is the final expression of the agreement and understanding of Maker and Holder with respect to the general subject matter hereof and supersedes any previous understanding, negotiations or discussions, whether written or oral. This Note may only be modified in writing and may not be contradicted by evidence of any alleged oral agreement.

This Note shall be construed in accordance with the laws of the State of Arizona. Time is of the essence hereof.

SURF CITY ACQUISITION
CORPORATION II, an Arizona corporation


By /s/ Kevin A. Blackwell
   ----------------------------------
   Kevin A. Blackwell, President


/s/ Kevin A. Blackwell
-------------------------------------
Kevin A. Blackwell


/s/ David A. Guarino
-------------------------------------
David A. Guarino

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                                    GUARANTY

     THIS GUARANTY (the "Guaranty"), dated as of March 1, 1999, is made by each of Kevin A. Blackwell and David A. Guarino (each a "Guarantor" and collectively the "Guarantors") in favor of Robert E. Petersen and Margaret M. Petersen, Trustees of the R.E.&M. Petersen Living Trust dated 1/17/83 (the "Trustees").

     Surf City Squeeze Acquisition Corporation, Inc., an Arizona corporation (the "Borrower"), and the Trustees are parties to a Promissory Note dated as of March 1, 1999 (as amended, modified, renewed or extended from time to time, the "Promissory Note"). It is a condition precedent to [the borrowings under the Promissory Note] that each Guarantor guarantees the indebtedness and other obligations of the Borrower to the Trustees as set forth herein. Each Guarantor is a principal shareholder of the Borrower and wishes to provide assurance to guarantee that the Borrower will perform its obligations to the Trustees evidenced by the Promissory Note.

     Accordingly, to induce the Trustees to make the loan evidenced by the Promissory Note, and in consideration thereof, each Guarantor hereby agrees as follows:

     (1) GUARANTY. Each Guarantor unconditionally and jointly and severally guarantees to the Trustees timely and complete payment when due (whether at stated maturity, by required prepayments, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Borrower to the Trustees under the Promissory Note. The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by each Guarantor in connection with this Guaranty, shall hereinafter be collectively referred to as the "Guaranteed Obligations."

     (2) LIABILITY OF EACH GUARANTOR. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the payment and performance in full of all Guaranteed Obligations.

     (3) GUARANTORS' WAIVERS. Each Guarantor waives and agrees not to assert:

          A) any right to require the Trustees to marshal assets in favor of the Borrower, each Guarantor, any other guarantor or any other person, to proceed against the Borrower, any other guarantor or any other person, or to pursue any other right, remedy, power or privilege of the Trustees whatsoever;

          B)   the defense of the statute of limitations in any motion hereunder
               or  for  the   collection  or   performance   of  the  Guaranteed
               Obligations;

          C)   any rights to set-offs and counterclaims;

          D) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defense or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties; or which may conflict with the terms of this Guaranty, including any and all benefits that otherwise might be available to each Guarantor under California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433.

     (4) ADDITIONAL WAIVERS. Each Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Trustees upon this Guaranty, or the exercise of any right, power or privilege hereunder. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower or each Guarantor with respect to the Guaranteed Obligations.

     (5) SUBROGATION. Until the Guaranteed Obligations shall be satisfied in full, each Guarantor shall not have, and shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this
Guaranty, by any payment hereunder or otherwise, or (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty.

     (6) CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall continue in effect and be binding upon each Guarantor until termination of the Promissory Note and performance in full of the Guaranteed Obligations.

     (7) COSTS AND EXPENSES. Each Guarantor agrees to pay on demand all collection costs and expenses of the Trustees, including but not limited to attorneys' fees and court costs, whether before, during or subsequent to any bankruptcy proceedings, litigation or appeal, in connection with the enforcement or attempted enforcement, or preservation of any rights under, this Guaranty.

     (8) BINDING EFFECT. This Guaranty shall be binding upon each Guarantor and each Guarantor's successors and assigns, to inure to the benefit of and be enforceable by the Trustees and its successors, transferees and assigns.

     (9) ASSIGNMENT. Each Guarantor shall not have the right to assign or transfer its rights and obligations hereunder without the prior written consent of the Trustees.

     (10) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, UNITED STATES.

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     IN WITNESS  WHEREOF,  each Guarantor has executed this Guaranty,  as of the date first above written.

                                        By: /s/ Kevin A. Blackwell
                                            ------------------------------------
                                            Kevin A. Blackwell



                                        By: /s/ David A. Guarino
                                            ------------------------------------
                                            David A. Guarino

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